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                                                    Financial Statement 1-A

                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                               Balance Sheet
                           At December 31, 1996
                                (Unaudited)
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                                  ASSETS
                                  ------

                                                        (In Thousands)
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Investments:
 Common stocks of subsidiaries, at equity                   $1,651,766
 Notes of subsidiaries                                          35,056
 Other investments                                               3,828
                                                            ----------
      Total investments                                      1,690,650
                                                            ----------

Current assets:
 Cash                                                               38
 Temporary cash investments - subsidiary companies               5,925
 Interest and dividends receivable of subsidiaries              39,344
 Other current assets                                               16
                                                            ----------
      Total current assets                                      45,323
                                                            ----------
Deferred federal income taxes                                    2,897
                                                            ----------
                                                            $1,738,870
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                      CAPITALIZATION AND LIABILITIES
                      ------------------------------

Common share equity:
 Common shares, par value $1 per share:
   Authorized  - 150,000,000 shares
   Issued      -  64,969,652 shares                         $   64,969
 Paid-in capital                                               736,567
 Retained earnings (including $645,456,000 of
   undistributed subsidiary earnings)                          887,292
                                                            ----------
      Total common share equity                              1,688,828
                                                            ----------


Current liabilities:
 Accounts payable                                                8,434
 Other accrued expenses                                              8
 Dividends payable                                              34,211
                                                            ----------
      Total current liabilities                                 42,653
                                                            ----------
Deferred credits                                                 7,389
                                                            ----------
                                                            $1,738,870
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